UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

ALKERMES PLC
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

On May 14, 2024, Alkermes plc (the “Company”) sent an email to employees in connection with the Company’s 2024 annual general meeting of shareholders. A copy of the communication can be found below.

Dear Colleagues,

Each year around this time, Alkermes holds its annual general meeting of shareholders (the Annual Meeting). In connection with the 2024 Annual Meeting, we published our Proxy Statement, a copy of which may be found by clicking here.

The Proxy Statement contains a series of proposals for our shareholders to consider and on which we ask that our shareholders vote. It also contains our Board’s recommendation as to how to vote on each proposal.

I am writing to encourage you to exercise your rights as a shareholder of Alkermes and vote your Alkermes shares before our 2024 Annual Meeting, which is being held on May 31, 2024. All employees who owned shares of Alkermes on March 18, 2024 (known as the ‘Record Date’ for the Annual Meeting) are entitled to vote.

Your vote is very important to the company, and we encourage you to vote as soon as possible. To be counted, your vote must be received by May 30, 2024 at 11:59 p.m. ET (4:59 a.m. IST).

Thank you for your support.